As filed with the Securities and Exchange Commission on May 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

UNITED MICROELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Taiwan, Republic of China	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 3 Li-Hsin Road II, Hsinchu Science Park,

Hsinchu City, Taiwan, Republic of China

(Address of Principal Executive Offices)

2004 Employee Stock Option Plan for Employees

2005 Employee Stock Option Plan for Employees

(Full title of the Plans)

Peter Couture

Law + 978 Highland Circle

Los Altos, CA 94024

(650) 986-8855

(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, NT$10.00 par value per share	10,668,000 common shares(3)	$0.61	$6,507,480	$199.78

(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares
(2)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of shares subject to outstanding stock options ($0.66/share under the 2004 Employee Stock Option Plan for Employees and $0.60/share under the 2005 Employee Stock Option Plan for Employees).
(3)	Represents shares reserved for issuance upon the exercise of stock options outstanding under the 2004 Employee Stock Option Plan for Employees (5,220,000 shares) and the 2005 Employee Stock Option Plan for Employees (5,448,000 shares).

PART I

Information Required in the Section 10(a) Prospectus

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

United Microelectronics Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed with the Commission on May 9, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on January 16, 2007

(c)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on January 23, 2007

(d)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on February 16, 2007

(e)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on March 16, 2007

(f)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on March 23, 2007

(g)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on April 16, 2007

(h)	The Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on April 30, 2007; and

(i)	The description of the Registrant’s common stock contained in the Registrant’s Form 8-A filed September 11, 2000, pursuant to Section 12 of the Exchange Act and any amendment or report filed to update such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The relationship between the Registrant and its directors and officers is governed by the ROC Civil Code, the ROC Company Law and the Registrant’s articles of incorporation. There is no written contract between the Registrant and its directors and officers governing the rights and obligations of these parties. Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or competed action, suit or proceeding by reason of the fact that that person is or was a director or officer of the Registrant, in the absence of willful misconduct or negligence on the part of that person in connection with that person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation of United Microelectronics Corporation, as currently in effect.	20-F	001-15128	1.1	May 9, 2007
5.1	Opinion and Consent of Chen and Lin					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Chen and Lin (contained in Exhibit 5.1).					X
24	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).					X
99.1	2004 Employee Stock Option Plan for Employees.					X
99.2	Form of Stock Option Agreement for UMC Group Employees under the 2004 Plan.					X
99.3	2005 Employee Stock Option Plan for Employees.					X
99.4	Form of Stock Option Agreement for UMC Group Employees under the 2005 Plan.					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hsinchu, Taiwan, R.O.C., on May 10, 2007.

United Microelectronics Corporation

By:	/s/ Jackson Hu
Jackson Hu,
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of United Microelectronics Corporation, a corporation organized under the laws of Taiwan, Republic of China, do hereby constitute and appoint Jackson Hu, Peter Chang and Fu-Tai Liou, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this S-8 Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jackson Hu	Chairman; Director (Representative of Hsun Chieh Investment Co.) and Chief Executive Officer	May 10, 2007
Jackson Hu

/s/ Peter Chang	Vice Chairman and Managing Director (Representative of Hsun Chieh Investment Co.)	May 10, 2007
Peter Chang

/s/ Fu-Tai Liou	Director (Representative of Hsun Chieh Investment Co.)	May 10, 2007
Fu-Tai Liou

/s/ Ching-Chang Wen	Director (Representative of Hsun Chieh Investment Co.)	May 10, 2007
Ching-Chang Wen

/s/ Shih-Wei Sun	Director (Representative of Silicon Integrated Systems Corp.)	May 10, 2007
Shih-Wei Sun

/s/ Stan Hung	Director (Representative of Silicon Integrated Systems Corp.)	May 10, 2007
Stan Hung

/s/ Paul S.C. Hsu	Independent Director	May 10, 2007
Paul S.C. Hsu

/s/ Chung Laung Liu	Independent Director	May 10, 2007
Chung Laung Liu

/s/ Chun-Yen Chang	Independent Director	May 10, 2007
Chun-Yen Chang

/s/ Chitung Liu	Chief Financial Officer	May 10, 2007
Chitung Liu

/s/ Wei-Chung Lian	Accounting Division Director	May 10, 2007
Wei-Chung Lian

Signature Of Authorized Representative Of United Microeletronics Corporation

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of United Microelectronics Corporation in the United States of America, has signed the Registration Statement.

Law+, P.C.

By:	/s/ Peter Couture
Name:	Peter Couture
Title:	Chief Executive Officer of Law+, P.C.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation of United Microelectronics Corporation, as currently in effect	20-F	001-15128	1.1	May 9, 2007

5.1	Opinion and Consent of Chen and Lin					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Chen and Lin (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).					X

99.1	2004 Employee Stock Option Plan for Employees.					X

99.2	Form of Stock Option Agreement for UMC Group Employees under the 2004 Plan.					X

99.3	2005 Employee Stock Option Plan for Employees.					X

99.4	Form of Stock Option Agreement for UMC Group Employees under the 2005 Plan.					X